Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2009, in Amendment No. 6 to the Registration Statement (Form S-11 No. 333-149196) and related Prospectus of MFResidential Investments, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York
May 12, 2009

II-1